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                                                                    Exhibit 99.6


                               Washington Mortgage
                         1593 Spring Hill Road, Ste. 400
                                Vienna, VA 22182


June 23, 1998

Sierra Nevada Multifamily Investments, L.L.C.
c/o Mr. G. Steven Dawson
Camden Property Trust
3100 Southwest Freeway, Suite 1500
Houston, Texas  77027

Re:      Oasis Landing
         Las Vegas, NV
         144 Units

         Proposed Second Lien Fixed Rate Subordinate FNMA DUS Loan ("Mortgage Loan") to Sierra Nevada Multifamily Investments, L.L.C. ("Borrower") in an amount not to exceed One Million Six Hundred Thousand Dollars ($1,600,000) ("Loan Amount") for the purpose of providing a second lien for a 144-unit multifamily rental project known as Oasis Landing located in Las Vegas, Nevada ("Property").

Commitment Acceptance Date:  No later than July 3, 1998
Commitment Issuance Fee: 0.30% of Loan Amount
Rate Setting Expiration Date: No later than August 3, 1998
Good Faith Deposit: 2% of Loan Amount
Loan Fee:          0.00% of Loan Amount
Pool/Issuance Fee:           $4,000
Mortgage Loan Term:  7.5 years
Yield Maintenance Period: 7 years
Amortization Period: 30 years
Processed Interest Rage: 7.260% per annum
Maximum Loan to Value: 80%
FNMA Pricing Tier:           2
Key Principals: n/a
Initial Deposit to Replacement Reserve: $0
Monthly Deposits to Replacement Reserve: Funding Waived
Completion/Repair Deposit: $0


Gentlemen:

         Subject to and upon strict compliance by Borrower with each of the terms, conditions and provisions of this commitment letter (collectively, with the "General Conditions" and all Exhibits
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attached hereto, ("Commitment"), Washington Mortgage Financial Group, Ltd., a
Delaware corporation ("WMF") hereby agrees to make the Mortgage Loan in the Loan Amount set forth above to Borrower pursuant to the Federal National Mortgage Association ("FMNA") Multifamily Delegated Underwriting and Servicing product line for mortgage backed security execution ("MBS/DUS Program"). This Commitment is issued in material reliance upon (i) the continuing truth and accuracy of all information and documentation furnished (or to be furnished) to SMF in connection with the WMF MBS/DUS Program Loan Application ("Loan Application") or otherwise with respect to Borrower, its principals (including the Key Principals identified above, if any) and the Property; (ii) the continuing accuracy of the recitations of fact set forth in this Commitment; and (iii) Borrower's covenant, evidenced by its acceptance of this Commitment, to comply with each of the terms, conditions and provisions of this Commitment.

         1. Borrower. For the purpose of this Commitment, the term "Borrower" shall mean the Borrower identified above. Any change in Borrower's organizational documents, structure or composition, or in the ownership of interests in Borrower, from that previously disclosed to WMF (in connection with the Loan Application or otherwise) and relied upon by WMF in issuing this Commitment shall, at WMF's option, render this Commitment and WMF's agreement to make the Mortgage Loan null and void and shall relief WMF from further obligations hereunder unless WMF grants its written approval to such change, which approval may be granted or withheld by WMF in its sole and absolute determination. Borrower shall hold legal title to the Property on the "Mortgage Loan Closing Date" defined below and, for the entire term of the Mortgage Loan, shall have no assets, legal purpose or business other than ownership and operation of the Property.

         2.        Interest Rate

                   a. Processed Interest Rate. Based on the Loan Application and related materials submitted to date to WMF, the Mortgage Loan has been underwritten on the basis of the Processed Net Operating Income, at the Maximum Loan to Value (which corresponds to the FNMA Pricing Tier assumption), and at the Processed Interest rate all as set forth above. Borrower understands and acknowledges that as of the date hereof WMF has not obtained a Commitment from FNMA to purchase the Mortgage Loan ("FNMA Commitment") and that the FNMA Commitment will not be obtained by WMF pursuant to this Section 2 unless and until Borrower has satisfied all of the preconditions set forth in Section 3 of this Commitment. Accordingly, since FNMA interest rate and pricing options fluctuate on a daily basis, the actual interest rate selected by Borrower pursuant to subsection b. below ("Selected Interest Rage") may be other than the Processed Interest Rate based on FNMA's rate and price quotations at the time the FNMA Commitment is obtained. Any difference between the Selected Interest Rate and the Processed Interest Rate may, in accordance with applicable FNMA MBS/DUS Program underwriting guidelines, result in a corresponding change in the available Loan Amount.

                   From time to time, at Borrower's request, WMF will provide to Borrower an interest rate quote that will show the then current price for obtaining the Processed Interest RATE and other interest rage and pricing options available from FNMA with respect to the Mortgage Loan. WMF cannot assure Borrower that the Processed Interest Rate will be available from FNMA on any particular date nor at what price FNMA will agree to purchase the Mortgage Loan at such Processed Interest Rage and by accepting this Commitment Borrower expressly acknowledges and agrees that WMF shall have no liability for fluctuations in the FNMA interest rage and pricing options.
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                   b. Selection Interest Rate. On the date (subsequent to
Borrower's satisfaction of the preconditions set forth in Section 3 of this Commitment and payment to WMF of the Good Faith Deposit and Commitment Issuance Fee described in Sections 10a. and 10b. of this Commitment) that Borrower selects a current interest rage and price ("Rate Setting Date") and immediately prior to WMF obtaining the FNMA Commitment, Borrower must sign and return by telecopier WMF's rate setting authorization/certification in a form to be provided on such date by WMF ("Rate Setting Form") by 2:00 p.m. Vienna, Virginia time. The Rate Setting Form requires that Borrower certify that the Property (i) is 90% occupied (at rents not less than the average rents used by WMF in processing the Mortgage Loan), and (ii) has maintained such occupancy of 90% or better for the three (3) calendar months immediately prior thereto. Further, the Rate Setting Form establishes the Mortgage Loan Closing Date and includes a certification of no material adverse change in the Financial Statements and in the Certification of Previous Multifamily Real Estate Experience for Borrower and all key Principals of Borrower.

                   If Borrower has not satisfied the preconditions set forth in
Section 3 of this Commitment and selected an Interest rate and price by 2:00 p.m. Vienna, Virginia time on the Rate Setting Expiration Date set forth above, this Commitment shall automatically terminate, WMF shall have no obligation to make the Mortgage Loan and shall be relieved of any further obligations to Borrower hereunder or otherwise. AT WMF's sole and exclusive option and provided Borrower pays to WMF in connection therewith a nonrefundable extension fee of
 .125% of the Loan Amount, an extension of the Rate Setting Expiration Date may be granted. The duration of any such extension shall be as determined by WMF in its sole and exclusive discretion. (Unless the Rate Setting Expiration Date has been so extended, WMF shall return to Borrower, without interest, the Good Faith Deposit and Post Purchase Review Fee if previously received from Borrower).

                   c. Confirmation of Interest RATE and Discount. Immediately upon selection by Borrower of the Selected Interest Rate on the Rate Setting Date, WMF shall obtain the FNMA Commitment and deliver to Borrower by telecopier (or by other expedited means reasonably available to WMF in its sole discretion), a Selected Interest Rate confirmation ("selected Interest Rate Confirmation") confirming the Selected Interest Rate, the price at which FNMA will purchase the Mortgage Loan at the Selected Interest Rage ("Price"), the related discount fee ("Discount"), if any, to be paid by Borrower to WMF, and any corresponding change in the Loan Amount resulting from the Selected Interest Rage being other than the Processed Interest Rage. The Discount due, if any, shall be equal to the difference between (i) the Loan Amount shown on the Selected Interest Rate Confirmation and (ii) the product of (i) the Price (stated as a percentage) shown on the Selected Interest Rage Confirmation and
(ii) the Loan Amount shown on the Selected Interest Rate Confirmation.

         3. Preconditions to Obtaining FNMA Commitment. In addition to WMF's receipt of the Good Faith Deposit, WMF's obtaining of the FNMA Commitment shall be expressly conditioned upon Borrower's compliance with each of the following preconditions to the satisfaction of WMF and "WMF's Counsel" (defined below).

                   a. Receipt and approval by WMF and WMF's Counsel of a current As-Built Survey of the Property prepared in accordance with all FNMA and WMF requirements, including those set forth in the General Conditions attached to this Commitment, and containing, without amendment, the FNMA promulgated form of Surveyor's Certificate. (Borrower expressly acknowledges that any deviations from the FNMA promulgated Surveyor's Certificate form will
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require WMF's Counsel to see the prior written approval of FNMA and will delay obtaining the FNMA Commitment and Closing);

                   b. Receipt and approval by WMF and WMF's Counsel of a current Title Insurance Commitment and Pro Forma Title Insurance Policy issued with respect to the property prepared in accordance with all FNMA and WMF requirements, including those set forth in the General Conditions attached to this Commitment;

                   c. Receipt and approval by WMF and WMF's Counsel of the results of current UCC, judgment and Tax Liens searches performed at the appropriate state and local levels which respect to Borrower (and each general partner of Borrower if Borrower is a partnership);

                   d. Receipt and approval by WMF and WMF's Counsel of a draft Opinion of Borrower's Counsel in the FNMA promulgated form. (Borrower expressly acknowledges that any deviations from the FNMA promulgated Opinion form will require WMF's Counsel to seek the prior written approval of FNMA and will delay obtaining the FNMA Commitment and Closing);

                   e. Receipt and approval by WMF and WMF's Counsel of complete copies of the organizational documents of Borrower and each general partner of Borrower, including but not limited to agreement(s) of general or limited partnership, certificate(s) of limited partnership, good standing certificates, certificates of authority to transact business in the jurisdiction in which the jurisdiction in which the Property is located, articles of incorporation, corporate bylaws, resolutions and incumbency certificates, all evidencing the due organization, valid existence and good standing of such entities, an organizational structure suitable to the tasks of owning and operating the Property, full power and authority to execute, deliver and perform under the Mortgage Loan Documents, and compliance with all applicable FNMA requirements;

                   f. Borrower's compliance with the insurance requirements set forth in the General Conditions attached to this Commitment;

                   g. Receipt and approval by WMF and WMF's Counsel of evidence of zoning compliance and certificates of occupancy with respect to the Property as more particularly described in the General Conditions; and

                   h. Borrower's compliance with the Special Conditions set forth in Section 13 of this Commitment.

         Notwithstanding anything in this Commitment to the contrary, the effectiveness of this Commitment shall at all times be contingent upon the issuance by FNMA of the FNMA Commitment, the continued validity and enforceability of the FNMA Commitment and on Borrower's compliance with the terms and conditions of the FNMA Commitment and the MBS/DUS Program requirements then in effect.

         4. Mortgage Loan Term and Amortization Period. The Mortgage loan Term shall be as set forth above. Interest at the Selected Interest Rage, calculated on the basis of a 360-day year comprised of twelve (12) thirty day months, shall be due and payable commencing on the "Mortgage Loan Closing Date" as hereinafter defined. On the Mortgage Loan Closing Date, WMF will collect


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prepaid interest through the last day of the month in which the closing and funding of the Mortgage Loan occurs.

         Level payments of principal and interest, calculated on the basis of the Amortization Period set forth above, shall commence on the first day of the second month following the month in which the closing and funding of the Mortgage Loan occurs ("Amortization Commencement").

         In addition to payments of principal and interest, and also commencing on the date of Authorization Commitment, Borrower will be required to make monthly deposits to various escrows established with WMF for real estate taxes, special assessments, reserve for replacements and insurance premiums as more particularly described in this Commitment.

         5. Mortgage Loan Subordination. The Mortgage Loan shall at all times be subject and subordinate to the lien, operation and effect of the loan evidenced by a Multifamily Note dated October 22, 1993 in the original principal amount of $4,095,000 by the Borrower to the Lender and secured by a Multifamily Deed of Trust, Assignment of Rents and Security Agreement dated October 22, 1993 (the "Prior Loan"). The Mortgage Loan Documents (as defined in paragraph 6 below) shall include a Subordination Agreement under which the Mortgage Loan is subordinated to the Prior Loan.

         6. Mortgage Loan Documentation. The Mortgage Loan shall be evidenced and secured by such documents, certifications and other instruments (collectively, "Mortgage Loan Documents") as WMF, FNMA and/or the DUS Guide require, all of which shall be in force and substance acceptable to WMF and WMF's Counsel and consistent with all MBS/DUS Program requirements in effect on the Mortgage Loan Closing Date. By accepting this Commitment, Borrower expressly acknowledges that the Mortgage Loan Documents, including but not limited to the FNMA/FHLMC Uniform Form of Multifamily Note and Multifamily Mortgage/Deed of Trust/Deed to Secure Debt, Assignment of Rents and Security Agreement, will not contain any provisions providing notice of default nor opportunity to cure.

         7.        Exceptions to Non-Recourse Liability; Indemnification.
Although the Mortgage Loan will generally be non-recourse, there will be certain exceptions to non-recourse liability and certain indemnification requirements contained in the FNMA form of "Addendum to Multifamily Note" and in the FNMA form of "Rider to Multifamily Instrument" which create personal liability and indemnification obligations for Borrower, its general partners and/or the Key Principals identified above. By acceptance of this Commitment, Borrower (for itself and on behalf of its general partners and the Key Principals) expressly acknowledges and agrees to such provisions.

         8. Prepayment of Mortgage Loan. The Mortgage Loan may be prepared only in accordance with the terms and conditions of the FNMA form of Addendum to Multifamily Note. (The Yield Maintenance Period applicable to the Mortgage Loan Term shall be as set forth above and the "Specified U.S. Treasury Security", if applicable, defined in the FNMA form of Addendum to Multifamily Note will be determined by FNMA at the time WMF obtains the FNMA Commitment).

         9. Restrictions on Transfer of Property and Interests in Borrower. The Mortgage Loan Documents, including specifically the FNMA form of "Rider to Multifamily Instrument", provide that the Mortgage Loan may be accelerated upon the occurrence of certain transfers of the property
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(or interests therein) or of "Significant Interests" in Borrower defined therein. Further, based upon review by WMF and WMF's Counsel of the organizational documents of the Borrower entity, certain additional restrictions on transfer may be imposed by WMF. By acceptance of this Commitment, Borrower expressly acknowledges and agrees to such provisions.

         10. Mortgage Loan Closing Date. Upon compliance by Borrower with all of the terms, conditions and provisions of this Commitment and the MBS/DUS Program and issuance of the FNMA Commitment, the Mortgage Loan Closing date shall be established by WMF to occur on a date and time mutually agreed upon by WMF and Borrower; provided, however, that the Mortgage Loan Closing Date shall be no later than that set forth on the Rate Setting Form. Closing of the Mortgage shall be conducted by the Title Insurance Company, an authorized agent of which shall attend closing, prepare the settlement sheet, and be responsible for recording the Mortgage Loan Documents and disbursing the proceeds of the Mortgage Loan pursuant to written instructions to be delivered by WMF's Counsel. In the event that the person attending closing on behalf of the Title Insurance Company is an agent rather than an employee of the Title Insurance Company, such agent shall deliver to WMF at least five (5) Business Days prior to the Rate Setting Date an insured closing services letter in form and content satisfactory to WMF and WMF's Counsel.

         11.       Charges and Fees to be Paid by Borrower.

                   a. Commitment Issuance Fee. Upon acceptance of this Commitment, Borrower shall pay WMF the Commitment Issuance Fee set forth above, which Commitment Issuance Fee shall be deemed earned by WMF upon issuance and acceptance of this Commitment. In no event shall the Commitment Issuance Fee be refunded to Borrower unless the FNMA Commitment is not obtained prior to the Rate Setting Expiration Date due solely to the willful default by SMF of its obligations under this Commitment, the suspension of WMF's MBS/DUS Program license or FNMA's suspension or termination of the MBS/DUS Program. WMF shall be entitled to commingle the Commitment Issuance Fee with other funds and shall have no obligation to pay to or credit Borrower with any interest on the Commitment Issuance Fee.

                   b. Good-Faith Deposit. As a precondition to selection of the Selected Interest Rage and WMF's obtaining of the FNMA Commitment, Borrower shall deposit with WMF the Good Faith Deposit set forth above to secure the performance of Borrower's obligations under this Commitment and the FNMA Commitment. The Good Faith Deposit must be received by WMF in immediately available funds no less than 24 hours prior to the Rate Setting Date. WMF shall deem the Good Faith Deposit earned upon receipt. If for any reason closing and funding of the Mortgage Loan does not occur and the Mortgage Loan is not delivered to FNMA for purchase by the expiration date set forth in the FNMA Commitment, the Good Faith Deposit will be deemed non-refundable.

                   Within ten (10) Business Days following FNMA's preliminary review of the Mortgage Loan Documents and purchase of the Mortgage Loan, WMF will refund the Good Faith Deposit to Borrower, net of any charges, expenses and/or other amounts then still due and owing to WMF from Borrower pursuant to this Commitment. Within 90 days of FNMA' s purchase of the Mortgage Loan, FNMA will complete a detailed review of the Mortgage Loan Documents and either (i) accept such Mortgage Loan Documents as delivered or (ii) require certain additional information and/or corrections, additions or revisions to the Mortgage Loan Documents as FNMA deems necessary and appropriate. By its acceptance of this Commitment, and its execution of the Agreement to Amend or Comply at closing, Borrower expressly covenants and agrees to fully

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cooperate, and use its best efforts to cause its counsel, surveyor, title representative and other professionals to cooperate with WMF in satisfying all such FNMA post-purchase requirements in a timely manner.

                   c. Discount. On the Mortgage Loan Closing Date, the Discount, if any, due to WMF as described in subsection 2(c) of this Commitment, shall be paid to WMF by Borrower in immediately available funds (or an amount equal to such Discount shall be deducted from the Mortgage Loan proceeds funded by WMF).

                   d. Loan Fee. On the Mortgage Loan Closing Date, the Loan Fee set forth above shall be paid to WMF by Borrower in immediately available funds (or an amount equal to such Loan Fee shall be deducted from the Mortgage Loan proceeds funded by WMF).

         12.       Deposits.

                   a. Replacement Reserve. Unless otherwise waived, on the Mortgage Loan Closing Date and to assure the future availability of funds to satisfy the costs of certain replacement items set forth on Exhibit "A" attached to this Commitment, Borrower shall deposit with WMF the Initial Deposit to Replacement Reserves set forth above in immediately available funds (or an amount equal to the Initial Deposit to Replacement Reserve shall be deducted from the Mortgage Loan proceeds funded by WMF). The Initial Deposit shall be held and administered by WMF in an interest- bearing account as additional security for Borrower's obligations with respect to the Mortgage Loan in accordance with the terms and conditions of the FNMA form of "Replacement Reserve and Security Agreement". In addition, concurrently with each monthly payment of principal and Interest due under the Mortgage Loan, Borrower shall be required to make the Monthly Deposits to Replacement Reserve set forth above, which Monthly Deposits to Replacement Reserve shall also be held and administered by WMF as additional security in accordance with the terms and conditions of the Replacement Reserve may be adjusted for the 11th through last year of the Mortgage Loan Term). The FNMA form of "Replacement Reserve and Security Agreement" shall require Borrower to pay to WMF certain periodic inspection fees with respect to the Replacement Reserve.

                   b. Completion/Repair Deposit. On the Mortgage Closing Date, Borrower shall deposit with WMFG the Completion/Repair Deposit set forth above in immediately available funds (or an amount equal to the Completion/Repair Deposit shall be deducted from the Mortgage Loan proceeds funded by WMF). The Completion/Repair Deposit shall be held and administered by WMF as additional security for Borrower's obligations with respect to the Mortgage Loan in accordance with the terms and conditions of the FNMA form of "Completion/Repair and Security Agreement". The Completion/Repair Deposit is equal to one hundred fifty percent (150%) of WMF's estimate of the cost of certain required repairs to the Property described on Exhibit "B" attached to this Commitment. The FNMA form of "Completion/Repair and Security Agreement" shall require Borrower to pay to WMF certain periodic administrative and inspection fees with respect to the Completion/Repair Deposit.

         13. WMF Counsel. WMF shall be represented by transactional counsel ("WMF's Counsel") in connection with the preparation and review of the Mortgage Loan Documents and all matters relating to the Mortgage Loan. Upon acceptance of this Commitment and WMF's acknowledgment thereof you may contact Scott Carter of WMF at (703) 610-1308 to obtain the name of WMF's Counsel and to discuss closing requirements and logistics. On the Mortgage Loan

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Closing Date, Borrower shall pay the fees of WMF's Counsel in immediately available funds (or an amount equal to such fees shall be deducted from the Mortgage Loan proceeds funded by WMF). Absent the need to seek FNMA waivers or the presence of unusual circumstances or unanticipated legal issues, WMF's Counsel fees will be $5,000.00.

         14. Special Conditions. In addition to all the other terms, conditions and provisions of this Commitment, WMF's obligation to make the Mortgage Loan to Borrower is subject to satisfaction of the following Special Conditions in a manner acceptable to WMF in its sale and absolute determination, prior to the Rate Setting Date and WMF obtaining the FNMA Commitment:

         1. Receipt and review of all outstanding application documents in a forth acceptable to WMF in its sole discretion.
         2. Receipt and review of a certified rent roll dated five days prior to the Rate Setting Date, as well as an operating statement dated within 30 days.
         3. O&M for asbestos to remain in-place for the term of the second mortgage loan.
         4. Borrower will be required to sign a repair agreement for completion of immediate repairs as outlined by the Engineer.
         5.        Executed management that states a 3.5% management fee.
         6.        Completion of WMF's site inspection.
         7. Assets (Oasis Landings, Rainbow, Vintage and Hills) which are crossed may not exceed 65% loan-to-value or go below a 1.35x debt service coverage on a combined basis.
         8. WMF acknowledges approval of the assumption of the first mortgage on Oasis Landing. The total Assumption Fee due to WMF is one percent (1.00%) of the unpaid principal balance of the Mortgage Loan as of the date of the simultaneous closing or the assumption and the second mortgage loan ("Assumption Fee"). The $3,000 non-refundable Review Fee is still due to WMF. Upon acceptance of this commitment, an Assumption Approval Deposit in the amount of one-half of one percent (0.5%) of the current unpaid principal balance of the Mortgage Loan shall be paid to WMF. At the time of closing, this Assumption Approval Deposit shall be credit toward the full Assumption Fee. In the event the assumption does not close, WMF shall return the Assumption Approval Deposit less any out of pocket costs incurred by WMF in connection with the Assumption Application including, but not limited to, WMF's legal fees. WMF shall be entitled to commingle the Assumption Approval Deposit with other funds and shall have no obligation to pay or credit any interest on the Assumption Approval Deposit. On the date of the closing, the balance of the Assumption Fee set forth above shall be paid to WMF in immediately available funds.

         15. General Conditions and Exhibits. The General Conditions and Exhibits attached to this Commitment are an integral part of this Commitment, and are hereby expressly incorporated into, and by this reference made a part of, this Commitment.

         16. Complete Agreement; Amendment and Waiver. This Commitment, and the General Conditions and Exhibits attached hereto, contain the complete and entire understanding of the parties hereto of WMF's agreement to provide the Mortgage Loan as described in this Commitment. No changes or amendments to this Commitment shall be valid unless made in writing and similarly executed by the parties hereto. (WMF hereby expressly advised Borrower that only members of

WMF's Loan Commitment have authority to bind WMF to this Commitment shall be valid unless made in writing and similarly executed by the parties hereto. (WMF hereby expressly advises Borrower that only members of WMF's Loan Commitment have authority to bind WMF to amendments to this Commitment). No specific waiver of any of the terms of this Commitment shall be considered a general waiver.

         17. Survival: Conflicting Provisions. The terms and conditions of this Commitment shall survive the closing and funding of the Mortgage Loan. In the event of any conflict between the terms and conditions of this Commitment and the terms and conditions of the Mortgage Loan Documents, the latter shall control.

         18. Applicable Law. The rights and obligations of the parties with respect to this Commitment shall be determined in accordance with the laws of the Commonwealth of Virginia.

         19. Counterparts. This Commitment may be executed in any number of counterparts, each of which together shall constitute one and the same instrument.

         Enclosed are two (2) copies of this Commitment. If the terms, conditions and provisions of this Commitment are satisfactory, please acknowledge Borrower's acceptance of this Commitment by executing and delivering to WMF the two (2) copies of this Commitment, together with the Commitment Issuance Fee. WMF will acknowledge receipt of Borrower's acceptance of this Commitment and return one (1) copy of this Commitment to Borrower. Borrower's acceptance of this Commitment, together with the Commitment Issuance Fee, must be received by WMF no later than 5:00 p.m. Vienna, Virginia time on the Commitment Acceptance Date set forth above, otherwise, this Commitment shall automatically terminate without further notice, WMF's offer to make the Mortgage Loan shall be void and of no further force or effect and WMF shall be relieved of any further obligations to Borrower hereunder or otherwise. At WMF's sole and exclusive option and provided Borrower pays to WMF in connection therewith a nonrefundable extension fee of .125% of the Loan Amount, an extension of the Commitment Acceptance Date may be granted. The duration of any such extension shall be as determined by WMF in its sole and exclusive discretion.

                                       Very truly yours,

                                       WASHINGTON MORTGAGE FINANCIAL GROUP, LTD.


                                       /s/Joan C. May
                                       Joan C. May
                                       Senior Vice President